UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8‑K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  February 28, 2017

Differential Brands Group Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-18926	11-2928178
(Commission File Number)	(IRS Employer Identification No.)

1231 South Gerhart Avenue, Commerce, California	90022
(Address of Principal Executive Offices)	(Zip Code)

(323) 890-1800

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

As previously disclosed by Differential Brands Group Inc. (the “Company”) in a Current Report on Form 8-K filed with the Securities and Exchange Commission on January 31, 2017, Mr. Hamish Sandhu informed the Board of Directors of the Company of his decision to resign from his role as Chief Financial Officer of the Company, effective on January 30, 2017.  Mr. Sandhu has since remained an employee of the Company to assist with transition matters.

On February 28, 2017, the Company and Mr. Sandhu entered into a general release agreement, effective as of March 8, 2017 (the “Release Agreement”), whereby Mr. Sandhu will cease to be an employee of the Company.  The Release Agreement includes customary waiver and release provisions.

The description of the Release Agreement set forth above does not purport to be complete and is qualified in its entirety by reference to the full text of the Release Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

10.1
Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	General Release Agreement by and between Differential Brands Group Inc. and Hamish Sandhu, dated February 28, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DIFFERENTIAL BRANDS GROUP INC.

Date: March 6, 2017	By:	/s/ Michael Buckley
Michael Buckley
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	General Release Agreement by and between Differential Brands Group Inc. and Hamish Sandhu, dated February 28, 2017.